                                                                     EXHIBIT 3.5

                          CERTIFICATE OF DESIGNATIONS,
                             PREFERENCES AND RIGHTS

                                       OF

                     8% SERIES A CONVERTIBLE PREFERRED STOCK

                                       OF

                       WALL STREET STRATEGIES CORPORATION

                (PURSUANT TO THE NEVADA GENERAL CORPORATION LAW)

                  WALL STREET STRATEGIES CORPORATION, a corporation organized and existing under the laws of the State of Nevada (the "Company"), hereby certifies that the following resolutions were adopted by the Board of Directors of the Company pursuant to authority of the Board of Directors as required by the Nevada General Corporation Law.

                  RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of the Company (the "Board of Directors" or the "Board") in accordance with the provisions of the Certificate of Incorporation of the Company, as amended, the Board of Directors hereby authorizes a series of the Company's previously authorized Preferred Stock, par value $0.001 per share (the "Preferred Stock"), and hereby states the designations and number of shares and fixes the relative rights, preferences, privileges, powers and restrictions thereof as follows:

                  8% SERIES A CONVERTIBLE PREFERRED STOCK:

                  Section 1. Designation, Amount and Par Value. The series of preferred stock shall be designated as 8% Series A Convertible Preferred Stock (the "Preferred Stock") and the number of shares so designated shall be ten (10) (which shall not be subject to increase without the consent of the holders of the Preferred Stock (each, a "Holder" and collectively, the "Holders")). Each share of Preferred Stock shall have a par value of $0.001 per share and a stated value of $100,000 (the "Initial Stated Value").

                  Section 2. Dividends. Holders shall be entitled to receive, out of funds legally available therefor, and the Company shall pay, cumulative dividends at the rate per share (as a percentage of the Initial Stated Value per share) of 8% per annum, payable quarterly, in arrears on March 31, June 30, September 30 and December 31 of each year (each a "Dividend Payment Date"), commencing September 30, 2000 for such share, in cash or, at the option of the Holder exercisable by notice to the Company to be delivered by facsimile no less than ten days prior to each Dividend Payment Date (each, a "Dividend Election Notice"), in shares of Common Stock at the Dividend Ratio (as defined in Section
10), or, if no funds of the Company are legally available for the payment of dividends, by accretion of the Initial Stated Value. Dividends on the

Preferred Stock shall be calculated on the basis of a 360-day year, shall accrue daily commencing on August 18, 2000, and shall be deemed to accrue from such date whether or not earned or declared and whether or not there are profits, surplus or other funds of the Company legally available for the payment of dividends.

                  Section 3. Voting Rights. Except as otherwise provided herein and as otherwise required by law, the Preferred Stock shall have no voting rights. However, so long as any shares of Preferred Stock are outstanding, the Company shall not, without the affirmative vote of the Holders of a majority of the shares of the Preferred Stock then outstanding, (a) alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend this Certificate of Designation, (b) authorize or create any class of stock ranking as to dividends or distribution of assets upon a Liquidation (as defined in Section 4) senior to or otherwise pari passu with the Preferred Stock ("Pari Passu Securities"), (c) amend its certificate or articles of incorporation or other charter documents so as to affect adversely any rights of the Holders, (d) increase the authorized number of shares of Preferred Stock, or (e) enter into any agreement with respect to the foregoing.

                  Section 4. Liquidation. Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a "Liquidation"), the Holders shall be entitled to receive out of the assets of the Company, whether such assets are capital or surplus, for each share of Preferred Stock an amount equal to the Adjusted Stated Value (as defined in Section 10) per share before any distribution or payment shall be made to the holders of any Junior Securities but after any payment or distribution to be made to the holders of any Senior Securities (as defined in Section 10), and if the assets of the Company shall be insufficient to pay in full such amounts and amounts payable to the holders of Pari Passu Securities, then the entire assets to be distributed to the Holders and holders of Pari Passu Securities, shall be distributed among the Holders and holders of Pari Passu Securities, ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full. A sale, conveyance or disposition of 50% or more of the assets of the Company or the effectuation by the Company of a transaction or series of related transactions in which more than 50% of the voting power of the Company is disposed of, or a consolidation or merger of the Company with or into any other company or companies into one or more companies not wholly-owned by the Company shall not be treated as a Liquidation, but instead shall be subject to the provisions of Section 5.

                  Section 5. Conversion. Each share of Preferred Stock shall be convertible into shares of Common Stock at the Conversion Ratio (as defined in Section 10) at the option of the Holder, at any time and from time to time from and after thirty days from the Original Issue Date (as defined in Section 10). Holders shall effect conversions by surrendering the certificate or certificates representing the shares of Preferred Stock to be converted to the Escrow Agent (as defined in Section 6) and to the Company, together with the form of conversion notice attached hereto as Exhibit A (a "Conversion Notice") in accordance with the terms of the Escrow Agreement (as defined in Section 10); provided, however, that after depletion of the Escrowed Shares (as defined in Section 8(b)(ii)), such certificate and the Conversion Notice shall be sent to the Company only. Each Conversion Notice shall specify the number of shares of Preferred

Stock to be converted, the applicable Conversion Price and the date on which such conversion is to be effected, which date may not be prior to the date the Holder delivers such Conversion Notice by facsimile to the Company and/or the Escrow Agent, as the case may be (the "Conversion Date"). If no Conversion Date is specified in a Conversion Notice, the Conversion Date shall be the date that such Conversion Notice is deemed delivered under Section 9. If the Holder is converting less than all shares of Preferred Stock represented by the certificate or certificates tendered by the Holder with the Conversion Notice, or if a conversion hereunder cannot be effected in full for any reason, the Company shall promptly deliver to such Holder a certificate representing the number of shares of Preferred Stock as have not been converted.

                  Section 6.        Redemption.

                  (a) Optional Redemption. (i) Subject to the provisions in this paragraph, the Company may deliver to the Holder (and, as long as any Escrowed Shares shall remain available for release, to the Escrow Agent) a notice that it desires to redeem all or any part of the Preferred Stock then outstanding (a "Redemption Notice") in which case it shall have the right to redeem the Preferred Stock for cash, or, at the Company's option, in shares of Common Stock at the Redemption Ratio, ten days after delivery of the Redemption Notice at 125% of the Initial Stated Value of the shares of Preferred Stock then held by the Holder (the "Redemption Value"); provided, however, that no right of redemption shall exist unless an Underlying Shares Registration Statement (as defined in Section 10) is then in effect; and provided further that the Holder shall have the right to convert the Preferred Stock by delivering to the Company a Conversion Notice (or, as long as any Escrowed Shares shall remain available for release, to the Escrow Agent, with a copy of such Conversion Notice to the Company) and convert the Preferred Stock during said ten day period at 75% of the closing bid price of the Common Stock on the date immediately preceding the date on which the Redemption Notice was delivered by facsimile. All accrued dividends that remain unpaid on the date on which the Redemption Notice was delivered by facsimile to the Holder (the "Redemption Date") shall be payable in cash or, at the option of the Holder exercisable by delivery of a Dividend Election Notice to the Company within five days after the Redemption Date, in shares of Common Stock at the Dividend Ratio.

                  (b) Mandatory Redemption. The shares of Preferred Stock for which Conversion Notices have not previously been received and that have not been redeemed by the Company shall be automatically redeemed for cash at the Initial Stated Value, or, at the option of the Company, converted into shares of Common Stock at the Redemption Ratio on August 18, 2003 (the "Mandatory Redemption Date"). Any accrued dividends that remain unpaid on the Automatic Redemption Date shall be payable in cash or, at the option of the Holder exercisable by delivery of a Dividend Election Notice to the Company within five days after the Mandatory Redemption Date, in shares of Common Stock at the Dividend Ratio.

                  Section 7. Liquidated Damages. At any time after depletion of the Escrowed Shares, if the Company does not deliver the shares of Common Stock to the Holder prior to the expiration of five Trading Days after a Conversion Notice is delivered in accordance with the terms hereof, then, in addition to all other remedies the Holder may have, (i) the Holder shall have the right to revoke such Conversion Notice, and (ii) the Company shall pay to the Holder, on demand and in immediately available funds, as liquidated damages for such failure and not as a penalty, the amounts stated in the following schedule, which liquidated damages shall begin to accrue on the sixth Trading Day after the Conversion Date.

                                             Late Payment For Each $10,000
          No. Business Days Late             of the Debenture Being Converted
          ----------------------             --------------------------------
                   1                                $100
                   2                                $200
                   3                                $300
                   4                                $400
                   5                                $500
                   >5                               $500 +$200 for each Business Day
                                                    Late beyond 5 days from The
                                                    Delivery Date

                  Nothing in this Certificate of Designation shall limit the Holder's right to seek specific performance of the Company's obligations hereunder and other remedies and damages for the Company's actions or inactions resulting in the transfer agent's failure to issue and deliver the Common Stock to the Holder.

                  Section 8. Adjustments, Escrow, Other Matters.

                  (a) Adjustments. (i) If the Company, at any time while any shares of Preferred Stock are outstanding, shall (a) pay a stock dividend or otherwise make a distribution or distributions on shares of its Junior Securities or Pari Passu Securities payable in shares of Common Stock, (b) subdivide outstanding shares of Common Stock into a larger number of shares, (c) combine outstanding shares of Common Stock into a smaller number of shares, or
(d) issue by reclassification and exchange of the Common Stock any shares of capital stock of the Company, then the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding before such event and of which the denominator shall be the number of shares of Common Stock outstanding after such event. Any adjustment made pursuant to this Section 8(a)(i) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

                         (ii) In case of any reclassification of the Common
Stock, or any compulsory share exchange pursuant to which the Common Stock is converted into other securities, cash or property, the Holders of the Preferred Stock then outstanding shall have the right thereafter to convert such shares only into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such reclassification or share exchange, and the Holders of the Preferred Stock shall be entitled upon such event to receive such amount of securities, cash or property as a holder of the number of shares of Common Stock of the Company into which such shares of Preferred Stock could have been converted immediately prior to such reclassification or share exchange would have been entitled. This provision shall similarly apply to successive reclassifications or share exchanges.

                         (iii) In case of any (1) merger or consolidation of the
Company with or into another Person, or (2) sale by the Company of all or substantially all of the assets of the Company in one or a series of related transactions, a Holder shall have the right thereafter to (A) convert its shares of Preferred Stock into the shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such merger, consolidation or sale, and such Holder shall be entitled upon such event or series of related events to receive such amount of securities, cash and property as the shares of Common Stock into which such shares of Preferred Stock could have been converted immediately prior to such merger, consolidation or sale would have been entitled, or (B) in the case of a merger or consolidation, (x) require the surviving entity to issue shares of convertible preferred stock or convertible debentures with such aggregate stated value or in such face amount, as the case may be, equal to the Adjusted Stated Value of the shares of Preferred Stock then held by such Holder, plus all accrued and unpaid dividends and other amounts owing thereon, which newly issued shares of preferred stock or debentures shall have terms identical (including with respect to conversion) to the terms of the Preferred Stock (except, in the case of debentures, as may be required to reflect the differences between debt and equity) and shall be entitled to all of the rights and privileges of a Holder of Preferred Stock set forth herein and the agreements pursuant to which the Preferred Stock was issued (including, without limitation, as such rights relate to the acquisition, transferability, registration and listing of such shares of stock other securities issuable upon conversion thereof), and (y) simultaneously with the issuance of such convertible preferred stock or convertible debentures, shall have the right to convert such instrument only into shares of stock and other securities, cash and property receivable upon or deemed to be held by holders of Common Stock following such merger or consolidation. In the case of clause (B), the conversion price applicable for the newly issued shares of convertible preferred stock or convertible debentures shall be based upon the amount of securities, cash and property that each share of Common Stock would receive in such transaction, the Conversion Ratio immediately prior to the effectiveness or closing date for such transaction and the Conversion Price stated herein. The terms of any such merger, sale or consolidation shall include such terms so as continue to give the Holders of Preferred Stock the right to receive the securities, cash and property set forth in this Section upon any conversion or redemption following such event. This provision shall similarly apply to successive such events.

                  (b) Share Reserve. (i) Notwithstanding the provisions of
Section 8(b)(ii) hereof, the Company covenants that it will at all times reserve and keep available out of its authorized and unissued shares of Common Stock solely for the purpose of issuance upon conversion of Preferred Stock and payment of dividends on Preferred Stock, each as herein provided, free from preemptive rights or any other actual contingent purchase rights of persons other than the Holders, not less than such number of shares of Common Stock as shall be issuable upon the conversion of all outstanding shares of Preferred Stock. If at any time the Company shall have insufficient shares of Common Stock to enable it to perform its obligations hereunder, the Company shall call and hold a special meeting within 30 days of such occurrence for the sole purpose of increasing the number of authorized shares of Common Stock. The Company covenants that all shares of Common Stock that shall be so issuable shall, upon issue, be duly authorized, validly issued, fully paid and nonassessable.

                         (ii) The Company has deposited with the Escrow Agent
1,000,000 shares of Common Stock (the "Escrowed Shares") to ensure issuance to the Holders of shares of Common Stock upon conversion of the shares of Preferred Stock. Upon conversion of shares of Preferred Stock, the appropriate number of Escrowed Shares are to be released by the Transfer Agent in accordance with the terms of an Escrow Agreement between the Company, the Escrow Agent and the initial purchaser of the Preferred Stock. Until depletion of the Escrowed Shares, all Conversion Notices shall be delivered to the Escrow Agent with copies to be delivered to the Company.

                  (c) No Fractional Shares. Upon a conversion hereunder the Company shall not be required to issue stock certificates representing fractions of shares of Common Stock, but shall round to the next highest whole number and disregard the fraction.

                  (d) Issuance at no Charge. The issuance of certificates for Common Stock on conversion of Preferred Stock shall be made without charge to the Holders thereof for any documentary stamp or similar taxes that may be payable in respect of the issue or delivery of such certificate, provided that the Company shall not be required to pay any tax that may be payable in respect of any transfer involved in the issuance and delivery of any such certificate upon conversion in a name other than that of the Holder of such shares of Preferred Stock so converted.

                   (e) Cancellation of Preferred Stock. Shares of Preferred Stock converted into Common Stock or redeemed in accordance with the terms hereof shall be canceled and may not be reissued.

                  Section 9. Notices. Any and all notices or other communications or deliveries to be provided by the Holders of the Preferred Stock hereunder, including, without limitation, any Conversion Notice, shall be in writing and delivered personally, by facsimile or sent by a nationally recognized overnight courier service, addressed to the attention of the Chief Executive Officer addressed to 80 Broad Street, New York, New York 10004, or Facsimile No.: (212) 514-9582, or to such other address or facsimile number as shall be specified in writing by the Company for such purpose. Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by facsimile or sent by a nationally recognized overnight courier service, addressed to each Holder at the facsimile telephone number or address of such Holder appearing on the books of the Company, or if no such facsimile telephone number or address appears, at the principal place of business of the Holder. Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of
(i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section prior to 8:00 p.m. (New York City time), (ii) the date after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified in this Section later than 8:00 p.m. (New York City time) on any date and earlier than 11:59 p.m. (New York City time) on such date,
(iii) upon receipt, if sent by a nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given.

                  Section 10. Definitions. For the purposes hereof, the following terms shall have the following meanings:

                  "Adjusted Stated Value" means the Initial Stated Value plus all unpaid and accrued dividends to the date of conversion to the extent not paid in cash in accordance with the terms hereof .

                  "Common Stock" means the Company's common stock, $0.001 par value per share, and stock of any other class into which such shares may hereafter have been reclassified or changed.

                  "Conversion Price" means the lesser of (i) 80% of the average of the three lowest closing bid prices in the 20 Trading Days ending on the last day prior to a Conversion Date, a Dividend Payment Date, a Redemption Date or the Automatic Redemption Date, as the case may be, or (ii) $2.25.

                  "Conversion Ratio" means, at any time, a fraction, the numerator of which is the Adjusted Stated Value and the denominator of which is the Conversion Price at such time.

                  "Dividend Ratio" means, on any Dividend Payment Date, Redemption Date or the Automatic Redemption Date, a fraction, the numerator of which is the amount of unpaid but accrued dividends due on such date, and the denominator of which is the Conversion Price at such time.

                  "Escrow Agreement" means that certain escrow agreement by and between the Company, the Escrow Agent and the initial purchaser of the shares of Preferred Stock.

                  "Escrow Agent" means Bryan Cave LLP.

                  "Junior Securities" means the Common Stock and all other equity securities of the Company other than those securities that are outstanding on the Original Issue Date and which are explicitly senior in rights or liquidation preference to the Preferred Stock.

                  "Original Issue Date" shall mean August 18, 2000.

                  "Person" means a corporation, an association, a partnership, an organization, a business, an individual, a government or political subdivision thereof or a governmental agency.

                  "Redemption Ratio" means, (i) if on any Redemption Date, a fraction, the numerator of which is the Redemption Value, and the denominator of which is the Conversion Price at such time, and (ii) if on the Automatic Redemption Date, a fraction, the numerator of which is the Initial Stated Value, and the denominator of which is the Conversion Price at such time.

                  "Securities Act " means the Securities Act of 1933, as amended.

                  "Trading Day" means (a) a day on which the Common Stock is traded on a stock exchange, or (b) if the Common Stock is not listed on a stock exchange, a day on which the Common Stock is traded in the over-the-counter market, as reported by the OTC, or (c) if the Common Stock is not quoted on the OTC, a day on which the Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding its functions of reporting prices); provided, however, that in the event that the Common Stock is not listed or quoted as set forth in (a), (b) and (c) hereof, then Trading Day shall mean any day except Saturday, Sunday and any day which shall be a legal holiday or a day on which banking institutions in the State of New York are authorized or required by law or other government action to close.

                  "Underlying Shares" means, collectively, the shares of Common Stock into which the shares of Preferred Stock are convertible in accordance with the terms hereof.

                  "Underlying Shares Registration Statement" means a registration statement that meets the requirements of the Securities Act and registers the resale of all Underlying Shares by the Holder, who shall be named as a "selling stockholder" thereunder.

                                                                     EXHIBIT 3.5

                                    EXHIBIT A

                              NOTICE OF CONVERSION

(To be Executed by the Registered Holder in order to Convert shares of Preferred Stock)

The undersigned hereby elects to convert the number of shares of 8% Series A Convertible Preferred Stock indicated below, into shares of Common Stock, $0.001 par value per share (the "Common Stock"), of Wall Street Strategies Corporation, a Nevada corporation (the "Company"), according to the conditions hereof, as of the date written below. If shares are to be issued in the name of a person other than undersigned, the undersigned will pay all transfer taxes payable with respect thereto and is delivering herewith such certificates and opinions as reasonably requested by the Company in accordance therewith. No fee will be charged to the Holder for any conversion, except for such transfer taxes, if any.

If this Conversion Notice is to be delivered to the Escrow Agent, the undersigned warrants and represents by checking the box that it has been advised that a registration statement with respect to the resale of the Common Stock issuable pursuant to this Conversion Notice is in effect. [ ]

To the extent that no registration statement is effective with respect to the shares to be issued hereunder, the undersigned certifies and represents (a) that it is not a U.S. person as such term is defined in Regulation S promulgated under the Securities Act of 1933, as amended (the "Act"), (b) that it is not acting for the account or benefit of any U.S. person (as defined in Regulation
S), (c) that this share of Preferred Stock has not been converted in the United States and (d) that the Common Stock issuable upon exercise of this share of Preferred Stock will not be delivered in the United States. THE UNDERSIGNED COVENANTS THAT ALL OFFERS AND SALES BY THE UNDERSIGNED OF THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SHARE OF PREFERRED STOCK SHALL BE MADE SOLELY IN COMPLIANCE WITH REGULATION S, INCLUDING ANY APPLICABLE DISTRIBUTION COMPLIANCE PERIODS, PURSUANT TO REGISTRATION OF THE COMMON STOCK UNDER THE ACT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE ACT AND THAT THE UNDERSIGNED HAS CONSULTED WITH LEGAL COUNSEL CONCERNING ANY SUCH APPLICABLE RESTRICTIONS UNDER REGULATION S. The undersigned understands that the certificate(s) representing the shares of Common Stock issuable upon delivery of this Conversion Notice will bear a legend setting forth the foregoing restrictions.

Conversion calculations:

                  Date to Effect Conversion:

                  Applicable Conversion Price:

                  Number of shares of Preferred Stock to be Converted:

                  Stated Value of shares of Preferred Stock to be Converted:

                  Stated Value of Shares remaining available for conversion at Conversion Price:

                  Number of shares of Common Stock to be Issued:

                  Signature

                  Name

                  Address

                  IN WITNESS WHEREOF, this Certificate of Designation is executed on behalf of the Company as of the 12th day of September 2000.

                                WALL STREET STRATEGIES CORPORATION



                                By: /s/ Charles V. Payne
                                    -------------------------------
                                     Charles V. Payne
                                     Chief Executive Officer and President




                                By: /s/ David McCallen
                                    -------------------------------
                                      David McCallen
                                      Secretary

STATE OF NEW YORK          )
                           )       SS:
COUNTY OF NEW YORK         )

                  On this 12th day of September, 2000, before me, the undersigned, a Notary Public in and for the County of New York, State of New York personally appeared:

                                    Charles V. Payne

                  Known to me to be the person whose name is subscribed to the foregoing Certificate of Designation and acknowledged to me that he executed the same.



                                           /s/ Gary L. Scott
                                           ------------------------------------
                                           Notary Public


                  Commission expires:

                  (SEAL)

STATE OF NEW YORK          )
                           )       SS:
COUNTY OF NEW YORK         )

                  On this 12th day of September, 2000, before me, the undersigned, a Notary Public in and for the County of New York, State of New York personally appeared:

                                    David McCallen

                  Known to me to be the person whose name is subscribed to the foregoing Certificate of Designation and acknowledged to me that he executed the same.



                                              /s/ Gary L. Scott
                                              ---------------------------------
                                              Notary Public


                  Commission expires:

                  (SEAL)